Exhibit 10.21 iii

BEAR STEARNS


DATE:                               December 23, 2002

TO:                                 Penn-America Group, Inc.
ATTENTION:                          Mr. Joe Morris
TELEPHONE:                          215-443-3612
FACSIMILE:                          215-443-3603

FROM:                               Derivatives Documentation
TELEPHONE:                          353-1-402-6225
FACSIMILE:                          353-1-402-6223

SUBJECT:                            Fixed Income Derivatives Confirmation

REFERENCE NUMBER(S):                BXNE111220



The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between Bear Steams Bank plc ("Bear Stearns") and Penn-America Group, Inc. ("Counterparty"'). This letter agreement constitutes the sole and complete "Confirmation," as referred to in the Master Agreement specified below, with respect to this Transaction.


1. This Confirmation is subject to and incorporates the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). This Confirmation supplements, forms a part of and is subject to the ISDA Master Agreement dated as of December 16, 2002 between Bear Stearns and Counterparty (the agreement, as amended and supplemented from time to time, being referred to herein as the "Master Agreement"). All provisions contained in, or incorporated by reference to, the Master Agreement shall govern the Transaction referenced in this Confirmation except as expressly modified herein. In the event of any inconsistency between this Confirmation and the Definitions or Master Agreement, this Confirmation shall prevail.


2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:  USD 15,000,000

Trade Date:                December 19, 2002

Effective Date:            December 23, 2002

Termination Date:          December 4, 2007, subject to adjustment in accordance
                           with the Business Day Convention.

Reference Number: BXNE111220
Penn-America Group, Inc.
December 23, 2002
Page 2 of 6

Fixed Amounts:

   Fixed Rate Payer:       Counterparty

   Fixed Rate Payer
   Payment Dates: The fourth calendar day of each March, June, September and December during the Term of this Transaction, commencing March 4, 2003 and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.

   Fixed Rate:             7.40000%

   Fixed Rate Day
   Count Fraction:         30/360

Floating Amounts:

   Floating Rate Payer:    Bear Stearns

   Floating Rate Payer
   Payment Dates:          Same as Fixed Rate Payer Payment Dates.

   Floating Rate for initial
   Calculation Period:     1.4106%

   Floating Rate:          For the avoidance of doubt, with respect to any
                           Calculation Period, the Floating Rate inclusive of
                           Spread shall be capped at 12.5%.

   Floating Rate Option:   USD-LIBOR-BBA


   Designated Maturity:    3 months

   Spread:                 Plus 400 basis points

  Floating Rate Day
   Count Fraction:         Actual/360


   Reset Dates:            The first day of each Calculation Period


   Compounding:            Inapplicable


Business Days:             New York and London

Business Day Convention:   Modified Following

Reference Number: BXNE111220
Penn-America Group, Inc.
December 23, 2002
Page 3 of 6


Deferral of
Swap Payments:             In the event that Counterparty invokes its right to
                           enter into an extension period for the payment of dividends on its Trust Preferred Securities, as specified in the preferred prospectus for such securities, then, Counterparty shall have the right
                           (an "Election"), to defer payments of Fixed Amounts and Floating Amounts hereunder at any time and from time to time during the term of this Transaction and without causing an Event of Default,, in respect of up to twenty consecutive Floating Rate Payer Payment
                           Dates (and accordingly, in respect of up to 20 consecutive Fixed Rate Payer Payment Dates). An
                           Election shall be considered validly made and such election shall be irrevocable by either party hereto, if Counterparty delivers a notice of exercise to Bear
                           Steams by no later than 4:00 p.m. New York time on the 5th Business Day preceding the first of the up to twenty consecutive Floating Rate Payer Payment Dates to which such Election Relates (the "Initial
                           Extension Date"). The notice of exercise may be given orally and must include the "Final Intended Extension
                           Date" (which must occur on a Floating Rate Payer
                           Payment Date on or prior to the Termination Date and which does not cause the relevant Election to relate to more ten consecutive Floating Rate Payer Payment
                           Dates). Such notice should be confirmed in writing within one Business Day, provided that the failure of Bear Steams to provide such writing shall not affect the validity of any notice of exercise that was delivered orally pursuant to the terms set forth herein. With respect to any Election, the "Final
                           Extension Date" shall mean the earlier to occur of
                           (i) the Final Intended Extension Date, (ii) the
                           Floating Rate Payer Payment Date, if any, on which the Calculation Agent is aware that Counterparty pays the deferred dividends to which the Election relates on the Counterparty Trust Preferred Securities and
                           (iii) the Termination Date (including, for the avoidance of doubt, the Optional Termination Date, if applicable).

                           If an Election is validly made, then (i) Counterpart' shall not pay the Floating Amount(s) that would otherwise be payable on each Floating Rate Payer Payment Date from and including the Initial Extension Date to which such Election relates through and including the Final Extension Date to which such Election relates (the "Election Period"), (ii) Bear Stearns shall not pay the Fixed Amount(s) that would otherwise be payable on each Fixed Rate Payer Payment Date during the Election Period to which such Election relates, (iii) Counterparty shall pay~ the Counterparty Extension Amount (as defined herein) to Bear Stearns on the Final Extension Date to which such Election relates and (iv) Bear Steams shall pay the Bear Steams Extension Amount (as defined

Reference Number: BXN7E1 11220
Penn-America Group, Inc.
December 23, 2002
Page 4 of 6


                           herein) to Counterparty on the Final Extension Date to which such Election relates.

                           The "Counterparty Extension Amount" means, in respect of the relevant Election, the amount calculated in accordance with Section 6.1(c) of the Definitions, determined as if (i) the Calculation Period were the Election Period, (ii) the Compounding Dates were each Floating Rate Payer Payment Date commencing on the Floating Rate Payer Payment Date immediately following the Initial Extension Date and ending on the Floating Rate Payer Payment Date immediately preceding the Final Extension Date, (iii) the Notional Amount, Floating Rate Option, Floating Rate Day Count Fraction, Designated Maturity, Spread, Floating Rate Day Count Fraction had the meanings set forth under Floating Amounts above and (iv) Reset Dates were the first day of each Compounding Period.

                           The "Bear Steams Extension Amount" means, in respect of the relevant Election, the sum of the Fixed Amounts that would otherwise be payable on each Fixed Rate Payer Payment Date during the Election Period to which such Election relates through and including the Final Extension Date to which such Election relates plus the sum of the Fixed Compounding Period Amounts (as defined herein) determined in respect of each Fixed Rate Calculation Period during the Extension Period. The "Fixed Compounding Period Amount" means, for any Fixed Rate Calculation Period during the Extension Period, the product of (a) the Reference Amount (as defined herein) and (b) the Compounding Rate (as defined herein) and (c) Actual/360. The "Reference Amount" means, (i) in respect of the first Fixed Rate Calculation Period in the Extension Period, zero and (ii) in respect of each succeeding Fixed Rate Calculation Period in the Extension Period, an amount equal to the sum of the Fixed Amounts that would otherwise be payable for each of the previous Fixed Rate Calculation Periods plus the sum of the Fixed Compounding Period Amounts determined for each of the previous Fixed Rate Calculation Periods. The "Compounding Rate" means, in respect of the related Fixed Rate Calculation Period in the Extension Period, the rate determined as if it were a Floating Rate for such Calculation Period, the first day of such Calculation Period were a Reset Date, USD-LIBOR-BBA were the Floating Rate Option and three months were the Designated Maturity.

Reference Number: BXNEI 11220
Penn-America Group, Inc.
Deccmber 23, 2002
Page 5 of 6



3.   Account Details and
     Settlement Information:        Payments to Bear Stearns:






                                    Payments to Counterparty:
                                    Please provide to expedite payment:










Additional Provisions:

Non-Reliance. Each party represents to the other party that (a) it has not received and is not relying upon any legal, tax, regulatory, accounting or other advice (whether written or oral) of the other party regarding this Transaction, other than representations expressly made by that other party in this Confirmation and in the Master Agreement and (b) in respect of this Transaction,
(i) it has the capacity to evaluate (internally or through independent professional advice) this Transaction and has made its own decision to enter into this Transaction and (ii) it understands the terms, conditions and risks of this Transaction and is willing to assume (financially and otherwise) those risks. Counterparty acknowledges that Bear Stearns has advised Counterparty to consult its own tax, accounting and legal advisors in connection with this Transaction evidenced by this Confirmation and that the Counterparty has done so.

This Confirmation may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to Bear Steams a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact Sonya Nugent by telephone at 212-272-8273. For all other inquiries please contact Niamh Ansley by telephone at 353-1-402-6224. Originals will be provided for your execution upon your request.

Reference Number: BXNE111220
Penn-America Group, Inc.
December 23, 2002
Page 6 of 6



We are very pleased to have executed tins Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours.

BEAR STEARNS BANK PLC



By:  /s/ Robert Canning
       Name:  Robert Canning
        Title: Authorized signatory

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.


PENN-AMERICA GROUP, INC.




By:         /s/ Joseph F. Morris
    -------------------------------------------------
     As authorized agent or officer for Penn-America Group, Inc.
     Title:  SVP, CFO & Treasurer


crc